Exhibit (b)



WASHINGTON, PITTMAN & MCKEEVER
Certified Public Accountants


819 South Wabash Avenue
Suite 600
Chicago, Illinois  60605
(312) 786-0330
FAX (312) 786-0323



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As   independent   public   accountants,  we  hereby   consent   to   the  use
of our report (and references to our Firm) included in or made a part of this Form 11-K. It should be noted that we have not audited any financial statements of The Quaker Investment Plan subsequent to June 30, 1995 or performed any audit procedures to the date of our report.







                                                WASHINGTON, PITTMAN & McKEEVER




Chicago, Illinois
December 8, 1995



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